Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the first quarter of 2004.

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Management Discussion of Trends

Service Income

In general, management expects service income categories to exhibit positive trends. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects that first quarter processing revenues will produce low double-digit percent growth over the same quarter last year with comparisons to last year’s first quarter impacted by an approximate $7 million from the MasterCard®/Visa® settlement. Comparisons to the fourth quarter of 2003 are impacted by the significant seasonal increases in transaction volumes typically seen in the fourth quarter.

Investment Advisory

Fifth Third expects first quarter investment advisory revenues to produce mid-teen percentage growth over the first quarter of last year. On a sequential quarter basis, revenues are expected to increase at an annualized rate approximating 30 percent due to improving market conditions and seasonal strength in certain trust and tax related services.

Deposit Service Revenue

Retail and commercial deposit account service revenues are expected to produce high single digit percent year-over-year growth rates as Fifth Third has continued to generate new accounts in all of our markets and service charges continue to benefit from sales campaigns and a low rate environment. Commercial treasury management revenues are showing good year-over-year growth as our sales force continues to add new customers and deepen existing relationships with additional products and services.

Mortgage Banking

Mortgage banking revenues are expected to decline from the levels seen in the fourth quarter due to a decline in the level of refinance activity. Fifth Third continues to maintain its posture with regard to hedging activity to manage the risk associated with impairment changes and write downs incurred on its mortgage servicing rights portfolio as a result of the current interest rate environment and corresponding prepayment speeds.

Other Service Income

Other service income is expected to return to levels seen in the second quarter of 2003 on continued strength in commercial banking revenue and institutional fixed income sales.

Expenses

•	First quarter operating expenses, exclusive of the effects of employee stock-based compensation expense in all periods discussed in greater detail later in this document, are expected to decline at a mid single digit percentage rate on an annualized basis from fourth quarter 2003 levels with continued trend improvement expected over the near term. Fifth Third is continuing to focus on efficiency initiatives and looking to realize benefits from increasing levels of back office automation.

Balance Sheet Trends and Net Interest Income

Fifth Third expects mid to high single digit year-over-year percentage growth in net interest income over last year’s first quarter. The net interest margin is expected to improve modestly in the first quarter due to the continued benefits of steepness in the short end of the yield curve and moderation in the level of prepayment activity. Margin trends in future periods will be dependent upon the magnitude of deposit growth in relation to balance sheet growth and the speed of interest rate changes in the economy.

•	On an annualized basis from fourth quarter levels, period end loans and leases, excluding held-for-sale, are expected to exhibit low double-digit percentage growth. Average total loans and leases are expected to post continued strong growth on an annualized basis from last quarter due to strong middle-market commercial loan growth from customer additions and modest improvement in utilization rates and continued strength in the level of consumer loan demand.

•	Fifth Third continues to experience good growth in the number of transaction accounts with growth in balances mitigated by outflows from higher balance accounts. Fifth Third is continuing to devote significant focus on attracting new checking account customers and expects that trends in deposit growth will continue to reflect success in attracting new customer relationships across our footprint.

•	Fifth Third’s deposit pricing, though lowered in recent periods, remains highly competitive with financial market conditions.

Credit Quality

With the general difficulty of the environment Fifth Third is realistic about the difficulty in precisely estimating credit quality metrics. Fifth Third’s long history of conservative exposure limits, avoidance of national or sub-prime lending businesses, centralized credit risk management, and diversified portfolio position us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. Commercial net charge-offs are expected to decline significantly from fourth quarter 2003 levels. As a result of expected first quarter credit trends and an overall improving credit outlook, Fifth Third does not expect increases in the reserve for credit losses at levels similar to those seen during 2003. On an overall basis:

•	First quarter net charge-offs as a percentage of loans and leases are expected to be in the range of 55 to 60 bps.

•	The amount of nonperforming assets as a percentage of loans and leases is expected to be stable to modestly improved from fourth quarter levels.

Other Events

•	As stated in the 2003 Annual Report to Shareholders, Fifth Third anticipates adopting the fair value method of expense recognition for employee stock-based compensation on a retroactive basis during the first quarter of 2004. Upon adoption, Fifth Third anticipates the recognition of a deferred tax asset and corresponding increase to shareholders’ equity of approximately $100 million. In the first quarter of 2004, Fifth Third expects stock-based compensation expense to reduce net income by approximately $20 million, net of an estimated tax benefit of $4 million, or $.04 per diluted share. The impact on 2003 periods is referenced in the table below (in millions):

	1Q03	2Q03	3Q03	4Q03	Total
Salaries, wages & incentives expense	$35.9	$26.7	$23.7	$23.3	$109.6
Income tax benefit	$6.7	$4.5	$3.9	$3.9	$19.0

Net impact	$29.2	$22.2	$19.8	$19.4	$90.6

Diluted earnings per share	$0.05	$0.04	$0.03	$0.03	$0.16

•	On March 10, 2004, Fifth Third signed a definitive agreement to sell certain out-of-footprint third-party sourced merchant processing contracts. The net income from these third-party sourced merchant processing contracts in relation to Fifth Third Bancorp and the Electronic Payment Processing segment is not material to their respective overall results of operations. The transaction is expected to close in the second quarter of 2004 with any resulting gain to be recognized as a component of other operating income, inclusive of a reduction in associated goodwill and intangible asset balances.

•	Fifth Third will report first quarter earnings on April 15, 2004 prior to the market opening and will again host a conference call to be held the morning of the release.

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This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity; and (10) the outcome of regulatory and legal investigations and proceedings. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.